UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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The Dixie Group, Inc.

(Name of Registrant as Specified In Its Charter)

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THE DIXIE GROUP, INC.

345-B Nowlin Lane

Chattanooga, Tennessee 37421

(423) 510-7000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of The Dixie Group, Inc.:

The Annual Meeting of Shareholders of The Dixie Group, Inc. will be held at The Marriott Grand Hotel, Point Clear, Alabama, on May 3, 2005, at 8:00 a.m., Central Daylight Time, for the following purposes:

1.	To set the number of directors at six and to elect six individuals to the Board of Directors for a term of one year each; and

2.	Such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

Only shareholders of record of the Common Stock and Class B Common Stock at the close of business on March 8, 2005, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

By Order of the Board of Directors

Daniel K. Frierson
Chairman of the Board

Chattanooga, Tennessee

Dated: March 24, 2005

PLEASE READ THE ATTACHED MATERIAL CAREFULLY AND COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES OF COMMON STOCK AND CLASS B COMMON STOCK WILL BE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, SHOULD YOU SO DESIRE.

THE DIXIE GROUP, INC.

345-B Nowlin Lane

Chattanooga, Tennessee 37421

(423) 510-7000

ANNUAL MEETING OF SHAREHOLDERS

May 3, 2005

PROXY STATEMENT

INTRODUCTION

The enclosed Proxy is solicited on behalf of the Board of Directors of the Company for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the enclosed Proxy will be mailed on or about March 24, 2005, to shareholders of record of the Company’s Common Stock and Class B Common Stock as of the close of business on March 8, 2005.

At the Annual Meeting, holders of the Company’s Common Stock, $3.00 par value per share (“Common Stock”), and Class B Common Stock, $3.00 par value per share (“Class B Common Stock”), will be asked to: (i) set the number of directors at six and elect six individuals to the Board of Directors for a term of one year each and (ii) transact any other business that may properly come before the meeting.

The Board of Directors recommends that the Company’s shareholders vote FOR setting the number of directors at six (6) and electing the six (6) nominees for director.

RECORD DATE, VOTE REQUIRED AND RELATED MATTERS

The Board has fixed the close of business on March 8, 2005, as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote, and each outstanding share of Class B Common Stock is entitled to 20 votes, exercisable in person or by properly executed Proxy, on each matter brought before the Annual Meeting. Cumulative voting is not permitted. As of March 8, 2005, 11,700,489 shares of Common Stock, representing 11,700,489 votes, were held of record by approximately 3,325 shareholders (including an estimated 2,700 shareholders whose shares are held in nominee names, but excluding 1,150 participants in the Company’s 401(k) Plan who may direct the voting of shares allocated to their accounts), and 667,569 shares of Class B Common Stock, representing 13,351,380 votes, were held by 15 individual shareholders, together representing an aggregate of 25,051,869 votes.

Shares represented at the Annual Meeting by properly executed Proxy will be voted in accordance with the instructions indicated therein unless such Proxy has previously been revoked. If no instructions are indicated, such shares will be voted FOR setting the number of directors at six (6) and electing the six (6) nominees for director as set forth in this Proxy Statement.

Any Proxy given pursuant to this solicitation may be revoked at any time by the shareholder giving it by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the Proxy, by submitting a later-dated, properly executed Proxy, or by revoking the Proxy and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a Proxy. Any written notice revoking a Proxy should be sent to The Dixie Group, Inc., P.O. Box 25107, Chattanooga, Tennessee 37422-5107, Attention: Starr T. Klein, Secretary.

The persons designated as proxies were selected by the Board of Directors and are Daniel K. Frierson, J. Don Brock and John W. Murrey, III. The cost of solicitation of Proxies will be borne by the Company.

The presence, in person or by Proxy, of the holders of a majority of the aggregate outstanding vote of Common Stock and Class B Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of a plurality of the total votes cast that are represented in person or by Proxy at the Annual Meeting is required to elect the Board of Directors’ nominees.

The Board is not aware of any other matter to be brought before the Annual Meeting for a vote of shareholders. If, however, other matters are properly presented, Proxies representing shares of Common Stock and Class B Common Stock will be voted in accordance with the best judgment of the proxyholders. Shares covered by abstentions and broker non-votes, while counted for purposes of determining the presence of a quorum at the Annual Meeting, are not considered affirmative votes and thus will have no effect upon the election of directors by a plurality vote.

A copy of the Company’s Annual Report for the year ended December 25, 2004, is enclosed herewith.

PRINCIPAL SHAREHOLDERS

Shareholders of record at the close of business on March 8, 2005, the Record Date, will be entitled to vote at the Annual Meeting. Messrs. Daniel K. Frierson, T. Cartter Frierson, and Paul K. Frierson collectively have the power to direct 13,852,754 votes (537,134 shares of Common Stock and 665,781 shares of Class B Common Stock), representing 55.30% of the total votes eligible to be cast at the Company’s Annual Meeting.

The following table presents information regarding ownership of the Company’s equity securities by beneficial owners of more than 5% of the Common Stock or Class B Common Stock. The table also presents beneficial ownership information for the executive officers named in the Summary Compensation Table, all directors and nominees, and all directors and executive officers as a group as of March 8, 2005.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)(2)		% of Class (1)
Daniel K. Frierson 111 East and West Road Lookout Mountain, TN 37350	Common Stock Class B Common Stock	361,813 629,781	(3) (4)	3.09 94.34	% %

Paul K. Frierson 141 Brow Lake Road Lookout Mountain, GA 30750	Common Stock Class B Common Stock	136,671 215,373	(5) (6)	1.17 32.26	% %

Arthur Wrubel & AW Asset Management, L.L.C. 535 Madison Avenue 26th Floor New York, NY 10022	Common Stock Class B Common Stock	913,217 —	(7)	7.80 —%

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue 11th Floor Santa Monica, CA 90401	Common Stock Class B Common Stock	935,477 —	(8)	8.00 —%

Additional Directors And Executive Officers	Title of Class	Number of Shares Beneficially Owned (1)		% of Class (1)
J. Don Brock	Common Stock Class B Common Stock	38,960 —	(9)	—	*

Kenneth L. Dempsey	Common Stock Class B Common Stock	64,628 —	(10)	—	*

Gary A. Harmon	Common Stock Class B Common Stock	71,055 —	(11)	—	*

Joseph L. Jennings, Jr.	Common Stock Class B Common Stock	21,694 —	(12)	—	*

Lowry F. Kline	Common Stock Class B Common Stock	15,950 —	(13)	—	*

John W. Murrey, III	Common Stock Class B Common Stock	26,160 —	(14)	—	*

David E. Polley	Common Stock Class B Common Stock	65,540 —	(15)	—	*

Royce R. Renfroe	Common Stock Class B Common Stock	49,915 —	(16)	—	*

All Directors and Executive Officers as a Group (16 Persons)	Common Stock Class B Common Stock	1,007,759 665,781	(17) (18)	8.28 99.73	% %

*	Percentage of shares beneficially owned does not exceed 1% of the Class.

(1)	Under the rules of the Securities and Exchange Commission and for the purposes of the disclosures in this table, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. The Class B Common Stock is convertible on a share-for-share basis into shares of Common Stock; however, information presented in this table as to the number of shares of Common Stock beneficially owned and the percent of class does not give effect to the possible conversion of shares of Class B Common Stock into shares of Common Stock.

(2)	Does not include 715,557 shares of Common Stock owned by The Dixie Group, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”) for which Daniel K. Frierson and Paul K. Frierson are fiduciaries and for which T. Rowe Price Trust Company serves as Trustee. Participants in the 401(k) Plan may direct the voting of all shares of Common Stock held in their accounts, and the Trustee must vote all shares of Common Stock held in the 401(k) Plan in the ratio reflected by such direction.

(3)	Includes: (i) 11,141 shares of Common Stock owned directly by Daniel K. Frierson as to which he has sole investment power and sole voting power; (ii) 69,894 shares of Common Stock owned by children of Daniel K. Frierson and as to which he may be deemed to share voting power; (iii) options, which are immediately exercisable, to purchase 247,755 shares of Common Stock; (iv) 3,567 shares of Common Stock allocated to Daniel K. Frierson’s account in the 401(k) Plan as to which he has sole investment power and shared voting power; (v) 5,486 shares of Common Stock held by Daniel K. Frierson as trustee of the Rowena K. Frierson Charitable Remainder Unitrust for the lifetime benefit of Daniel K. Frierson as to which he has sole investment power and sole voting power; and (vi) 23,970 restricted shares of Common Stock held directly by Daniel K. Frierson as to which he has sole investment power and sole voting power.

(4)	Includes: (i) 94,879 shares of Class B Common Stock owned by Daniel K. Frierson’s wife as to which he may be deemed to share investment power and voting power, (ii) 86,719 shares of Class B Common Stock owned by children of Daniel K. Frierson as to which he may be deemed to share voting power, and (iii) 448,184 shares of Class B Common Stock held pursuant to a shareholder agreement under which he has been granted a proxy, which expires October 2005, to vote such shares (the “Shareholder Agreement”). The proxy is terminable under certain limited circumstances prescribed in the Shareholder Agreement. The Shareholder Agreement is among the five sons of J. Burton and Rowena K. Frierson (Daniel K. Frierson; Paul K. Frierson; T. Cartter Frierson; James W. Frierson; and J. Burton Frierson, III). The 448,184 shares of Class B Common Stock subject to the Shareholder Agreement include: (a) 268,810 shares of Class B Common Stock owned directly by Daniel K. Frierson as to which he has sole investment power and sole voting power; (b) 94,069 shares of Class B Common Stock owned directly by Paul K. Frierson as to which Daniel K. Frierson has sole voting power; (c) 17,061 shares of Class B Common Stock held by Daniel K. Frierson, Paul K. Frierson, and T. Cartter Frierson, as co-trustees, under Agreement with Rowena K. Frierson for the benefit of the J. Burton Frierson, III family as to which Daniel K. Frierson has shared investment power and sole voting power; (d) 17,061 shares of Class B Common Stock held by Daniel K. Frierson, Paul K. Frierson, and T. Cartter Frierson, as co-trustees, under Agreement with Rowena K. Frierson for the benefit of the Paul K. Frierson family as to which Daniel K. Frierson has shared investment power and sole voting power; (e) 17,061 shares of Class B Common Stock held by Daniel K. Frierson, Paul K. Frierson, and T. Cartter Frierson, as co-trustees, under Agreement with Rowena K. Frierson for the benefit of the T. Cartter Frierson family as to which Daniel K. Frierson has shared investment power and sole voting power; (f) 17,060 shares of Class B Common Stock held by Daniel K. Frierson, Paul K. Frierson, and T. Cartter Frierson, as co-trustees, under Agreement with Rowena K. Frierson for the benefit of the Daniel K. Frierson family as to which Daniel K. Frierson has shared investment power and sole voting power; and (g) 17,061 shares of Class B Common Stock held by Daniel K. Frierson, Paul K. Frierson, and T. Cartter Frierson, as co-trustees, under Agreement with Rowena K. Frierson for the benefit of the James W. Frierson family as to which Daniel K. Frierson has shared investment power and sole voting power.

(5)	Includes: (i) 48,453 shares of Common Stock owned directly by Paul K. Frierson as to which he holds sole investment and sole voting power; (ii) 6,080 shares of Common Stock owned by Paul K. Frierson’s wife as to which he may be deemed to share investment power and voting power; (iii) 26,950 shares of Common Stock owned by children of Paul K. Frierson as to which he may be deemed to share voting power; (iv) options, which are immediately exercisable, to purchase 47,766 shares of Common Stock; (v) 1,936 shares of Common Stock allocated to Paul K. Frierson’s account in the 401(k) Plan as to which he has sole investment power and shared voting power; and (vi) 5,486 shares of Common Stock held by Paul K. Frierson as trustee of the Rowena K. Frierson Charitable Remainder Unitrust for the lifetime benefit of Paul K. Frierson as to which he has sole investment power and sole voting power.

(6)	Includes: (i) 94,069 shares of Class B Common Stock owned directly by Paul K. Frierson as to which he has sole investment power; (ii) 17,061 shares of Class B Common Stock held by Paul K. Frierson, Daniel K. Frierson, and T. Cartter Frierson, as co-trustees, under Agreement with Rowena K. Frierson for the benefit of the J. Burton Frierson, III family as to which Paul K. Frierson has shared investment power; (iii) 17,061 shares of Class B Common Stock held by Paul K. Frierson, Daniel K. Frierson, and T. Cartter Frierson, as co-trustees, under Agreement with Rowena K. Frierson for the benefit of the Paul K. Frierson family as to which Paul K. Frierson has shared investment power; (iv) 17,061 shares of Class B Common Stock held by Paul K. Frierson, Daniel K. Frierson, and T. Cartter Frierson, as co-trustees, under Agreement with Rowena K. Frierson for the benefit of the T. Cartter Frierson family as to which Paul K. Frierson has shared investment power; (v) 17,060 shares of Class B Common Stock held by Paul K. Frierson, Daniel K. Frierson, and T. Cartter Frierson, as co-trustees, under Agreement with Rowena K. Frierson for the benefit of the Daniel K. Frierson family as to which Paul K. Frierson has shared investment power; and (vi) 17,061 shares of Class B Common Stock held by Paul K. Frierson, Daniel K. Frierson, and

T. Cartter Frierson, as co-trustees, under Agreement with Rowena K. Frierson for the benefit of the James W. Frierson family as to which Paul K. Frierson has shared investment power, all held subject to the Shareholder Agreement described in Note 4. Also includes 36,000 shares of Class B Common Stock owned by children of Paul K. Frierson as to which he may be deemed to share voting power.

(7)	Arthur Wrubel and AW Asset Management, L.L.C. have reported beneficial ownership of 913,217 shares of Common Stock for which they share voting and dispositive power. Mr. Wrubel serves as Chief Executive Officer and President of AW Asset Management, L.L.C. The reported information is based upon the Schedule 13G/A filed jointly by Mr. Wrubel and AW Asset Management, L.L.C. with the Securities and Exchange Commission on February 9, 2005.

(8)	Dimensional Fund Advisors, Inc. has reported beneficial ownership of 935,477 shares of Common Stock, for which it has sole voting and sole investment power. The reported information is based upon the Schedule 13G/A filed by Dimensional Fund Advisors, Inc. with the Securities and Exchange Commission on February 9, 2005.

(9)	Includes: (i) 15,000 shares of Common Stock owned directly by Dr. Brock as to which he has sole investment power and sole voting power; (ii) 13,960 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company’s non-employee directors; and (iii) options, which are immediately exercisable, to purchase 10,000 shares of Common Stock.

(10)	Includes: (i) 6,153 shares of Common Stock owned directly by Mr. Dempsey as to which he has sole investment power and sole voting power; (ii) options, which are immediately exercisable, to purchase 45,938 shares of Common Stock; (iii) 3,867 shares of Common Stock allocated to Mr. Dempsey’s account in the 401(k) Plan as to which he has sole investment power and shared voting power; and (iv) 8,670 restricted shares of Common Stock held directly by Mr. Dempsey as to which he has sole investment power and sole voting power.

(11)	Includes: (i) 25,523 shares of Common Stock owned directly by Mr. Harmon as to which he has sole investment power and sole voting power; (ii) options, which are immediately exercisable, to purchase 37,836 shares of Common Stock; (iii) 3,136 shares of Common Stock allocated to Mr. Harmon’s account in the 401(k) Plan as to which he has sole investment power and shared voting power; and (iv) 4,560 restricted shares of Common Stock held directly by Mr. Harmon as to which he has sole investment power and sole voting power.

(12)	Includes: (i) 10,000 shares of Common Stock owned directly by Mr. Jennings as to which he has sole investment power and sole voting power; (ii) 950 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company’s non-employee directors; (iii) an option, which is immediately exercisable, to purchase 10,000 shares of Common Stock; (iv) $16,000 principal amount of 7% Convertible Subordinated Debentures owned directly by Mr. Jennings and convertible into 496 shares of Common Stock; and (v) $8,000 principal amount of 7% Convertible Subordinated Debentures owned by Mr. Jennings’ wife and convertible into 248 shares of Common Stock.

(13)	Includes: (i) 5,000 shares of Common Stock owned directly by Mr. Kline as to which he has sole investment power and sole voting power; (ii) 950 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company’s non-employee directors; and (iii) an option, which is immediately exercisable, to purchase 10,000 shares of Common Stock.

(14)	Includes: (i) 1,700 shares of Common Stock owned directly by Mr. Murrey as to which he has sole investment power and sole voting power; (ii) 500 shares of Common Stock owned by Mr. Murrey’s wife as to which he may be deemed to share investment power and voting power; (iii) 13,960 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company’s non-employee directors; and (iv) options, which are immediately exercisable, to purchase 10,000 shares of Common Stock.

(15)	Includes: (i) 20,000 shares of Common Stock owned directly by Mr. Polley as to which he has sole investment power and sole voting power; (ii) 24,340 restricted shares of Common Stock held directly by Mr. Polley as to which he has sole investment power and sole voting power; and (iii) options, which are immediately exercisable, to purchase 21,200 shares of Common Stock.

(16)	Includes: (i) 25,000 shares of Common Stock owned directly by Mr. Renfroe as to which he has sole investment power and sole voting power; (ii) 725 shares of Common Stock allocated to Mr. Renfroe’s account in the 401(k) Plan as to which he has sole investment power and shared voting power; (iii) options, which are immediately exercisable, to purchase 15,000 shares of Common Stock; and (iv) 9,190 restricted shares of Common Stock held directly by Mr. Renfroe as to which he has sole investment power and sole voting power.

(17)	Includes: (i) 186,233 shares of Common Stock owned directly by individuals in this group; (ii) options, which are immediately exercisable, to purchase 564,744 shares of Common Stock; (iii) 29,820 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company’s non-employee directors; (iv) 103,424 shares of Common Stock owned by immediate family members of certain individuals comprising this group; (v) 27,162 shares of Common Stock allocated to accounts in the 401(k) Plan; (vi) 10,972 shares of Common Stock held by individuals in this group as trustees; (vii) 84,660 restricted shares of Common Stock held by individuals in this group; and (viii) $24,000 principal amount of 7% Convertible Subordinated Debentures owned by individuals in this group and immediate family members of certain individuals comprising this group and convertible into 744 shares of Common Stock.

(18)	Includes: (i) 181,598 shares of Class B Common Stock owned by Daniel K. Frierson’s wife and children as to which he shares investment and voting power; (ii) 36,000 shares of Class B Common Stock owned by Paul K. Frierson’s children as to which he shares investment and voting power; and (iii) 448,183 shares of Class B Common Stock held pursuant to the Shareholder Agreement described in Note 4.

PROPOSAL 1

ELECTION OF DIRECTORS

Information About Nominees for Director

Pursuant to the Company’s Bylaws, all Directors are elected to serve a one year term, or until their successors are elected and qualified. The Board of Directors is permitted to appoint directors to fill the unexpired terms of directors who resign.

The names of the nominees for election to the Board, their ages, their principal occupation or employment (which has continued for at least the past five years unless otherwise noted), directorships held by them in other publicly-held corporations or investment companies, the dates they first became directors of the Company, and certain other relevant information with respect to such nominees are as follows:

J. Don Brock, age 66, is the Chairman of the Board, Chief Executive Officer and President of Astec Industries, Inc., a manufacturer of asphalt and paving equipment headquartered in Chattanooga, Tennessee. Dr. Brock also serves as a director for New Enterprises Stone. He has been a director of the Company since 1997. Dr. Brock is a member of the Company’s Audit Committee and a member of the Company’s Executive Committee.

Daniel K. Frierson, age 63, is Chairman of the Board of the Company, a position he has held since 1987. He also has been Chief Executive Officer of the Company since 1980 and a director of the Company since 1973. Mr. Frierson serves as a director of Astec Industries, Inc., a manufacturer of asphalt and paving equipment headquartered in Chattanooga, Tennessee; Printpack, Inc., a manufacturer and converter of flexible packaging products headquartered in Atlanta, Georgia; and Louisiana-Pacific Corporation, a manufacturer and distributor of building materials headquartered in Nashville, Tennessee. Mr. Frierson is Chairman of the Company’s Executive Committee and Chairman of the Company’s Retirement Plans Committee.

Paul K. Frierson, age 67, served as Vice President of the Company and President of the Company’s Candlewick Yarns subsidiary from 1989 to 2003. He has been a director of the Company since 1988. Mr. Frierson is a member of the Company’s Retirement Plans Committee.

Joseph L. Jennings, Jr., age 67, served as President and Chief Operating Officer of West Point Stevens, Inc., a manufacturer, marketer and distributor of bed and bath home fashion products headquartered in West Point, Georgia, from 1993 to 1997, and as Vice Chairman of the Board of Directors of West Point Stevens from 1998 to 1999. Mr. Jennings currently serves on the Board of Trustees of J.E. Sirrine Foundation, the Board of Directors of Palmetto Exposition Center, and the Board of Directors of Visitors of Christ Church Episcopal School. He is a member of the Company’s Audit Committee, Retirement Plans Committee, and Compensation Committee.

Lowry F. Kline, age 64, has served as a director of Coca-Cola Enterprises, Inc. since April 2000, serving as Chairman since April 2002, and as Vice Chairman from April 2000 to April 2003. Mr. Kline served as Chief Executive Officer of Coca-Cola Enterprises, Inc. from April 2001 to December 2003. Prior to becoming Chief Executive Officer for Coca-Cola Enterprises, Inc., he held a number of positions with such company, including Chief Administrative Officer, Executive Vice President and General Counsel. Mr. Kline is a member of the Board of Directors of Jackson Furniture Industries, Inc., headquartered in Cleveland, Tennessee, and the American Beverage Association, and is a member of the Executive Committee of the Metro Atlanta Chamber of Commerce. He is also a member of the Board of Trustees of the Woodruff Arts Center. Mr. Kline is Chairman of the Compensation Committee and a member of the Audit Committee.

John W. Murrey, III, age 62, served as a Senior Member of the law firm of Witt, Gaither & Whitaker, P.C. in Chattanooga, Tennessee until June 30, 2001. He has been a director of the Company since 1997. Mr. Murrey has served as a director of Coca-Cola Bottling Co. Consolidated, a Coca-Cola bottler headquartered in Charlotte, North Carolina since 1993 and has served on its Audit Committee. He also serves as a director of U.S. Xpress Enterprises, Inc., a truckload carrier headquartered in Chattanooga, Tennessee, since 2003 and is Chairman of its Audit Committee. Mr. Murrey is a member of the Company’s Executive Committee, Chairman of the Company’s Audit Committee and a member of the Company’s Compensation Committee.

Daniel K. Frierson and Paul K. Frierson are brothers. No other director, nominee, or executive officer of the Company has any family relationship, not more remote than first cousin, to any other director, nominee, or executive officer.

The Board of Directors recommends that the Company’s shareholders vote FOR setting the number of directors at six (6) and electing the six (6) nominees for director.

Meetings of the Board of Directors

The Board of Directors of the Company met four (4) times in 2004.

Committees, Attendance, and Directors’ Fees

The Company has a standing Executive Committee, Audit Committee, Retirement Plans Committee, and Compensation Committee, but no nominating committee.

Members of the Executive Committee are Daniel K. Frierson, Chairman, J. Don Brock and John W. Murrey, III. Except as otherwise limited by law or by resolution of the Board of Directors, the Committee has and may exercise all of the powers and authority of the Board of Directors for the management of the business and affairs of the Company, which power the Committee exercises between the meetings of the full Board of Directors. The Executive Committee did not meet in 2004.

Members of the Audit Committee are John W. Murrey, III, Chairman, J. Don Brock, Joseph L. Jennings, Jr., and Lowry F. Kline. All of the members of the Audit Committee are “independent directors” as that term is defined by the applicable rule of the National Association of

Securities Dealers, Inc. (“NASD”). The Audit Committee evaluates audit performance, handles relations with the Company’s independent accountants, and evaluates policies and procedures relating to internal accounting functions and controls. The Committee has the authority to engage the independent accountants for the Company. The Audit Committee operates pursuant to an Audit Committee Charter adopted by the Board of Directors, a copy of which is included as an Annex to this proxy statement. The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services performed by the independent auditors. Under these procedures, the Committee approves the type of services to be provided and the estimated fees related to those services. The Committee met five (5) times in 2004.

Members of the Retirement Plans Committee are Daniel K. Frierson, Chairman, Paul K. Frierson, and Joseph L. Jennings, Jr. The Retirement Plans Committee administers the Company’s retirement plans. The committee met one (1) time in 2004.

Members of the Compensation Committee are Lowry F. Kline, Chairman, Joseph L. Jennings, Jr., and John W. Murrey, III. The Compensation Committee administers the Company’s compensation plans, reviews and may establish the compensation of the Company’s officers, and makes recommendations to the Board of Directors concerning such compensation and related matters. The Compensation Committee met four (4) times in 2004.

The Board of Directors has no standing nominating committee. The Board of Directors believes that, as a result of the role of the independent directors, as described below, it is not necessary to have a nominating committee at this time.

The Board selects nominees for election as director from persons recommended by a majority of the independent directors and considers the performance of directors in determining whether to nominate them for re-election. In selecting nominees for director, the Board does not operate pursuant to a charter; however, the Board has adopted a resolution addressing the nominations process. Each member of the Board is independent, as defined by the applicable rule of the NASD, except for Daniel K. Frierson and Paul K. Frierson.

The independent directors recommend director nominees to the full Board for approval, and only nominees approved by a majority of the independent directors are recommended to the full Board for approval. In selecting director nominees, the independent directors will consider, among other factors, the existing composition of the Board and their evaluation of the mix of Board members appropriate for the perceived needs of the Company. The independent directors believe continuity in leadership and board tenure maximizes the Board’s ability to exercise meaningful board oversight. Because qualified incumbent directors are generally uniquely positioned to provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of the Company, the independent directors will generally consider as potential candidates those incumbent directors interested in standing for re-election who they believe have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and committee meetings.

The independent directors of the Board also consider the following in selecting the proposed nominee slate:

•	at all times, at least a majority of directors must be “independent” in the opinion of the Board as determined in accordance with Nasdaq standards;

•	at all times at least three members of the Board must satisfy the heightened standards of independence for Audit Committee members; and

•	at all times the Board should have at least one member who satisfies the criteria to be designated by the Board as an “audit committee financial expert.”

Generally, the Board will consider stockholder recommendations of proposed director nominees if such recommendations are serious and timely received. To be timely, recommendations must be received in writing at the principal executive offices of the Company at least 120 days prior to the anniversary date of mailing of the Company’s proxy statement for the prior year’s annual meeting. In addition, any stockholder director nominee recommendation must include the following information:

•	the proposed nominee’s name and qualifications and the reason for such recommendation;

•	the name and record address of the stockholder(s) proposing such nominee;

•	the number of shares of stock of the Company which are beneficially owned by such stockholder(s); and

•	a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and the Company or any of its subsidiaries.

In order to be considered by the Board, any candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates.

During 2004, no director attended fewer than 75% of the total number of meetings of the Board of Directors and any Committee of the Board of Directors on which he served. All directors are invited and encouraged to attend the annual meeting of shareholders. In general, all directors attend the annual meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events. Of the six (6) incumbent directors, five (5) attended the 2004 annual meeting of shareholders.

Directors who are employees of the Company do not receive any additional compensation for their services as members of the Board of Directors. Non-employee directors receive an annual retainer of $12,000 cash and $12,000 in value of Performance Units under the Directors Stock Plan. In addition to the annual retainer, directors who are not employees of the Company received $1,000 for each Board meeting attended and $500 for each committee meeting attended, for 2004. For 2005, the director’s meeting fees shall be increased to $1,500 per meeting for all non-employee directors, plus $1,000 per committee meeting ($1,500 for the Chairman of the Committee). Fees for attending telephonic meetings shall be one-half those for in-person meetings, such that each non-employee director shall receive $750 per telephonic board meeting and $500 per committee meeting ($750 for the Chairman of the Committee).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, and regulations of the Securities and Exchange Commission (“SEC”) thereunder, require the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s Common Stock, as well as certain affiliates of such persons, to file initial reports of such ownership and monthly transaction reports covering any changes in such ownership with the SEC and the National Association of Securities Dealers. Executive officers, directors and persons owning more than 10% of the Company’s Common Stock are required by SEC regulations to furnish the Company with all such reports they file. Based on its review of the copies of such reports received by it and written representations that no other reports were required for such persons, the Company believes that, during fiscal year 2004, all filing requirements applicable to its executive officers, directors, and owners of more than 10% of the Company’s Common Stock were complied with, except for (i) one Form 4 Statement of Changes in Beneficial Ownership inadvertently filed late by Joseph L. Jennings, Jr. with respect to the redemption of certain securities convertible into shares of Common Stock (two transactions), (ii) one Form 4 Statement of Changes in Beneficial Ownership inadvertently filed late by W. Derek Davis with respect to the exercise of certain stock options and the sale of shares of Common Stock (three transactions), (iii) one Form 4 Statement of Changes in Beneficial Ownership inadvertently filed late by David E. Polley with respect to the purchase of shares of Common Stock (two transactions), (iv) one Form 4 Statement of Changes in Beneficial Ownership inadvertently filed late by Royce Renfroe with respect to the exercise of a stock option (one transaction), and (v) one Form 4 Statement of Changes in Beneficial Ownership inadvertently filed late by Kenneth L. Dempsey with respect to the exercise of a stock option and the sale of shares of Common Stock (four transactions).

Certain Transactions Between the Company and Directors and Officers

The Company adopted a Stock Ownership Plan in 1996 for its most senior executive officers, to encourage such officers to own a number of shares of Common Stock with a fair market value equal to twice such participant’s base salary. All subscriptions were entered into at the prevailing market price on the relevant subscription date and were payable either in cash or through a combination of cash and/or the surrender to the Company of either (i) shares of Common Stock already owned by the participant, or (ii) a portion of the shares of Common Stock otherwise covered by the subscription. On August 16, 2004, Daniel K. Frierson settled outstanding subscriptions for 104,653 shares of Common Stock under the Stock Ownership Plan. On February 24, 2004, W. Derek Davis settled outstanding subscriptions under the Stock Ownership Plan for 20,000 shares. The Company terminated the Stock Ownership Plan in 2004, after all outstanding subscriptions had been settled or terminated.

The Company acquired the stock of Fabrica International pursuant to a Stock Purchase Agreement, dated as of July 1, 2000, that provided for the payment of additional, contingent consideration including consideration of up to $2,500,000 to be paid to the selling stockholders in April 2005 if Fabrica’s cumulative earnings before interest and taxes for the five-year period beginning January 1, 2000 exceed specified levels. As of the date hereof, Fabrica’s cumulative earnings exceeded the level specified to require a payment of $2,000,000 to the selling shareholders, of which Mr. Renfroe will receive $200,000.

Kennedy Frierson, the son of Daniel K. Frierson, the Company’s Chief Executive Officer and Chairman of the Board, is employed by the Company as Vice-President of Dixie Home. In such capacity, he receives annual compensation in excess of $60,000. The Company believes that his compensation is comparable to that paid to other company employees at his level of responsibility and experience.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

The Company has elected to compare the performance of the Company to two different industry indexes published by Dow Jones, Inc. The first of these is the Dow Jones Furnishings Index, which is composed of 9 publicly traded companies classified by Dow Jones in the furnishings industry. The second is the Dow Jones Building Materials & Fixtures Index, which is composed of 19 publicly traded companies classified by Dow Jones in the building materials and fixtures industry. These indices are the successors to the specialty indices used by us for 2003. Dow Jones discontinued those specialty indices (Furnishings & Appliances and Building Materials) in 2003 and substituted the indices set forth below. In accordance with SEC rules, set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on the Company’s Common Stock against the total return of the Standard & Poor’s 600 Stock Index, plus both the Dow Jones Furnishings Index and the Dow Jones Building Materials & Fixtures Index, in each case for the five year period ended December 25, 2004. The comparison assumes that $100.00 was invested on January 1, 1999, in each of the Company’s Common Stock, the S&P 600 Index, and each of the two Peer Groups, and assumes the reinvestment of dividends.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of four members, each of whom is an independent, non-employee director. The Audit Committee operates under a written Audit Committee Charter adopted and approved by the Board of Directors. The Charter is reviewed at least annually by the Committee. While the Committee has the responsibilities and powers set forth in its written charter, it is not the duty of the Committee to plan or conduct audits. This function is conducted by the Company’s management and its independent accountants.

The Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 25, 2004 (the “Audited Financial Statements”). In addition, the Committee has discussed with Ernst & Young LLP the matters required by Statement on Auditing Standards No. 61.

The Committee also has received the written report, disclosure and the letter from Ernst & Young LLP required by Independence Standards Board Statement No. 1, and the Committee has reviewed, evaluated, and discussed with that firm the written report and its independence from the Company. The Committee also has discussed with management of the Company and the auditing firm such other matters and received such assurances from them as the Committee deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Committee has recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 25, 2004, to be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

John W. Murrey, III, Chairman

J. Don Brock

Joseph L. Jennings, Jr.

Lowry F. Kline

AUDIT COMMITTEE FINANCIAL EXPERT

The Board has determined that John W. Murrey, III is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended, and is independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934. For a brief list of Mr. Murrey’s relevant experience, please refer to the Election of Directors section of this proxy statement.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee reviews, recommends and sets compensation for all executive officers of the Company. The Committee considers recommendations from senior management and reviews public and private compensation surveys, as well as the publicly-reported executive compensation of other comparable companies. The Committee’s final decisions respecting compensation of executive officers are generally reported to the Board for review and ratification. Individual officers abstain from discussion concerning their own compensation.

The Committee believes that executive compensation should reflect overall Company performance as well as each executive’s performance in specific areas of responsibility. The Committee periodically reviews the Company’s executive compensation to compare it to the executive compensation of comparable companies. Based upon its review, the Committee believes that for 2004 the Company’s executive officers were paid total annual cash compensation and were awarded long-term incentive compensation that generally approximates median compensation levels of comparable companies.

The Elements of Executive Officer Compensation

Compensation for each of the Company’s executive officers may consist of four elements: base salary; annual bonuses; stock plan awards; and retirement and other fringe benefits. Overall compensation is intended to be competitive and in the median range of compensation for comparable companies. A significant portion of each executive’s compensation consists of stock options, restricted stock awards, or other stock ownership elements designed to align the interests of executive officers with the interests of the Company’s shareholders.

For 2004, each executive officer’s compensation consisted of Base Salary, plus the opportunity to earn two separate bonus components – an Annual Incentive Award and a Long-Term Incentive Award. The Compensation Committee of the Board of Directors determined the range of potential Annual and Long-Term Incentive Award payments that could be earned, the performance criteria for determining the amount earned by each executive, and the form in which Long-Term Incentive Awards would be paid.

Base Salary

Recommendations with respect to base salary depend on a variety of factors, including qualifications and experience, duties and responsibilities, and the competitive market for executive talent.

Annual Incentive Awards

For executive officers whose responsibilities are primarily related to the operations of one or more business units, and for the Chief Executive Officer, the Annual Incentive Award component provided each participant with the opportunity to earn a cash bonus payment ranging from 16.7% to 100% of such participant’s Base Salary. For executive officers in this category (other than the CEO), 50% of the amount of the Annual Incentive Award was determined based on the achievement of specified levels of annual business unit earnings before interest and taxes from continuing operations (“EBIT”), 20% of the Annual Incentive Award was determined based on the achievement of specified levels of annual corporate EBIT, and 30% of the Annual Incentive Award was determined based on the achievement of qualitative individual performance goals set by the Compensation Committee. For the CEO, 70% of the amount of the Annual Incentive Award was determined based on the achievement of specified levels of annual corporate EBIT and 30% of the Award was determined based on qualitative individual performance goals set by the Compensation Committee.

For executive officers whose responsibilities are primarily related to corporate-level administration, the Annual Incentive Award component provided each participant with the opportunity to earn a cash bonus payment ranging from 7.5% to 60% of such participant’s Base Salary, with 70% of the amount of the Annual Incentive Award determined based on the achievement of specified levels of annual corporate EBIT and 30% of the Award based on the achievement of qualitative individual performance goals set by the Compensation Committee.

Long-Term Incentive Awards

An executive achieving a minimum “threshold” payout under the Annual Incentive Award component of the Plan, received an additional Long-Term Incentive Award, the value of which equaled either (a) 2 times the amount of the Annual Incentive Award earned for executive officers whose responsibilities are primarily related to the operations of one or more business units, and for the Chief Executive Officer, or (b) 0.5 to 1.5 times the amount of the Annual Incentive Award earned for executive officers whose responsibilities are primarily related to corporate-level administration.

Retirement Plans and Other Benefits

The Company’s compensation for its executive officers also includes the opportunity to participate in two retirement plans, one qualified and one non-qualified for federal tax purposes, and certain health insurance, life insurance, relocation allowances, and other benefits. Such benefits are designed to be substantially similar to the benefits available to other exempt, salaried associates of the Company.

Executive officers may elect to contribute a limited amount of their compensation to the qualified plan and to receive a matching Company contribution limited by a formula set forth in the Plan of up to 2.5% of their compensation. Participants in the non-qualified plan may make deferrals into that plan (up to 90% of total compensation), may receive contributions from the Company equal to a percentage of their compensation in excess of certain levels, and may receive contributions from the Company equal to a percentage of their compensation, based primarily on the Company’s return on equity.

CEO Compensation

The Chief Executive Officer’s compensation in 2004 included his base salary, annual incentive awards, retirement plan and other customary benefits. The factors and criteria upon which such compensation was based are similar to those applied to the Company’s other executive officers, as described above.

THE COMPENSATION COMMITTEE:

Lowry F. Kline, Chairman
Joseph L. Jennings, Jr.
John W. Murrey, III

EXECUTIVE COMPENSATION INFORMATION

The following table sets forth the annual and long-term compensation during the last three fiscal years for (i) the Company’s Chief Executive Officer, and (ii) the four other most highly compensated executive officers who earned in excess of $100,000 during 2004 and who were serving as executive officers of the Company at the year ended December 25, 2004 (the “Named Executive Officers”), as well as the annual compensation of each such individual for the Company’s two previous fiscal years:

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation Awards
Securities
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (a)	Restricted Stock Awards ($)(b)	Underlying Options/ SARs (#) (c)	All Other Compensation $(d)
Daniel K. Frierson Chairman of the Board and Chief Executive Officer	2004 2003 2002	$500,000 500,000 476,267	$350,000 250,000 250,000	— — —	— — —	81,290 — 236,122	$45,000 18,750 5,381

Kenneth L. Dempsey Vice President and President, Masland Carpets	2004 2003 2002	220,000 215,000 205,000	141,000 125,000 110,000	— — —	— — —	29,640 — 38,438	20,700 8,125 4,025

Gary A. Harmon Vice President and Chief Financial Officer	2004 2003 2002	201,667 195,000 178,333	96,000 69,250 90,000	— — —	— — —	22,200 — 30,336	16,255 6,375 4,042

David E. Polley (e) Vice President, Marketing	2004 2003 2002	220,000 215,000 24,187	75,000 80,625 10,000	— — —	— — 84,000	23,350 — 30,000	18,038 1,881 —

Royce R. Renfroe Vice President and President, Fabrica International	2004 2003 2002	220,000 215,000 205,000	147,000 211,250 161,250	— — —	— — —	29,950 — 10,000	23,383 10,656 4,893

(a)	No named officer received perquisites or other personal benefits in an amount exceeding the lesser of $50,000 or 10% of such officer’s salary and bonus for periods presented.
(b)	The value of the restricted stock awards at the end of the last fiscal year was $330,000 for Mr. Polley. The value of such awards included in the Summary Compensation Table is determined by the market price for the stock at the grant date. The number of restricted stock awards held by Mr. Polley at the end of the last fiscal year was 20,000. Restrictions lapse on November 19, 2005.

(c)	Reflects the number of shares of the Company’s Common Stock subject to options granted to the Named Executive Officers for the periods presented. No options were granted to any of the Named Executive Officers during 2003.
(d)	Amounts reported in the “All Other Compensation” column consist of Company contributions on behalf of the Named Executive Officers to defined contribution plans.
(e)	Mr. Polley began serving as Vice President of Marketing of the Company effective in November 2002.

The following table sets forth information concerning options granted during fiscal 2004 to the Named Executive Officers:

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants (a)				Potential Realizable Value
Of Assumed Annual Rates
Name	Options Granted (#)(b)	% of Total Options Granted To Employees In Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Of Stock Price Appreciation For Option Term (c)
					5%($)	10%($)
Daniel K. Frierson August 5, 2004 December 6, 2004	50,000 31,290	12.62 7.90	$11.85 15.98	8/5/09 12/6/10	$163,500.00 169,904.70	$361,500.00 385,805.70

Kenneth L. Dempsey August 5, 2004 December 6, 2004	15,000 14,640	3.79 3.70	11.85 15.98	8/5/09 12/6/10	49,050.00 79,495.20	108,450.00 180,511.20

David E. Polley August 5, 2004 December 6, 2004	15,000 8,350	3.79 2.11	11.85 15.98	8/5/09 12/6/10	49,050.00 45,340.50	108,450.00 102,955.50

Gary A. Harmon August 5, 2004 December 6, 2004	15,000 7,200	3.79 1.82	11.85 15.98	8/5/09 12/6/10	49,050.00 39,096.00	108,450.00 88,776.00

Royce R. Renfroe August 5, 2004 December 6, 2004	15,000 14,950	3.79 3.78	11.85 15.98	8/5/09 12/6/10	49,050.00 81,178.50	108,450.00 184,333.50

(a)	The Company did not grant any stock appreciation rights (“SARs”) during fiscal 2004.
(b)	The options granted on August 5, 2004 were immediately exercisable. The options granted on December 6, 2004 become fully exercisable on June 6, 2005.
(c)	The assumed annual rates of appreciation of five and ten percent on the market price of the Company’s Common Stock at the date the options were granted would result in the Company’s Common Stock price per share increasing as follows, during the option term:

	Annual Rate of Stock Appreciation for Option Term
	Five Percent	Ten Percent
Options issued at $11.85 exercise price	$15.12	$19.08
Options issued at $15.98 exercise price	$21.41	$28.31

The following table presents summary information concerning options exercised during fiscal 2004 and estimates the value of unexercised options held by the Named Executive Officers at fiscal year end:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)		Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-The-Money Options/SARs At Fiscal Year-End ($) (a)
				Exercisable	Unexercisable	Exercisable	Unexercisable
Daniel K. Frierson	14,000	116,480	(b)	233,388	75,024	1,982,976	446,079
Kenneth L. Dempsey	10,000	66,300	(c)	45,938	22,140	370,349	95,513
David E. Polley	—	—		21,200	32,150	146,010	297,082
Gary A. Harmon	11,000	118,235	(d)	37,836	14,700	293,055	91,644
Royce R. Renfroe	10,000	75,013	(e)	15,000	29,950	69,750	190,362

(a)	The value of unexercised in-the-money options was computed using the closing price of the Company’s Common Stock of $16.50 as reported on the Nasdaq National Market at December 23, 2004.
(b)	The value realized upon exercise of the options was computed using the closing price of the Company’s Common Stock of $15.98 as reported on the Nasdaq National Market at December 15, 2004.
(c)	The value realized upon exercise of the options was computed using the closing price of the Company’s Common Stock of $12.38 as reported on the Nasdaq National Market at March 5, 2004.
(d)	The value realized upon exercise of the options was computed using the closing price of the Company’s Common Stock of $16.26 as reported on the Nasdaq National Market at December 1, 2004.
(e)	The value realized upon exercise of the options was computed using (i) the closing price of the Company’s Common Stock of $11.88 as reported on the Nasdaq National Market at June 30, 2004, with respect to the acquisition of 7,500 shares of Common Stock, and (ii) the closing price of the Company’s Common Stock of $10.77 as reported on the Nasdaq National Market at August 25, 2004, with respect to the acquisition of 2,500 shares of Common Stock.

EMPLOYMENT AGREEMENTS

David E. Polley is employed as the Company’s Vice President of Marketing pursuant to the terms of an employment agreement which commenced November 20, 2002 and extends through November 19, 2006. Mr. Polley’s annual base salary under the agreement is $215,000. In addition, the agreement provides Mr. Polley with the opportunity to earn an annual incentive bonus in an amount up to 75% of his annual base salary, with the amount of such bonus tied to the successful accomplishment of certain business unit, company, and individual goals. Pursuant to the agreement, Mr. Polley was granted 20,000 shares of restricted Common Stock, which will fully vest at November 19, 2005. In addition, if the value of the restricted shares plus cash paid as incentive compensation is less than one-half of the bonus opportunity for the term of the agreement, the Company will pay Mr. Polley the difference in cash. Pursuant to the agreement, the Company also awarded Mr. Polley an incentive stock option, which will fully vest at November 19, 2005 or upon the sale of the Company, to purchase 30,000 shares of Common Stock at $4.20 per share, which was the market price at the time of grant. The agreement also provides that the Company will provide Mr. Polley with group health and medical insurance coverage and other employee benefits as are provided to other employees of the Company at similar salary levels. During 2004, Mr. Polley participated in the Company’s annual incentive award Plan and received a cash bonus and long term incentive award in accordance with the terms of the Plan. In the event that a party other than the Frierson family acquires more than 50% of the voting stock of the Company, thereby resulting in a change of control, and Mr. Polley’s employment is terminated within one year of such change in control, Mr. Polley is entitled to receive his base pay for the remainder of the term of the agreement or one year’s annual base salary, whichever is greater. The agreement may be terminated by Mr. Polley upon 60 days prior written notice or by the Company at any time for cause. Mr. Polley has agreed not to compete with the Company for a period of two years following any termination of his employment under the agreement.

Royce R. Renfroe is employed as the President of Fabrica pursuant to the terms of an employment agreement which commenced July 1, 2000 and extends through June 30, 2005. Mr. Renfroe’s annual base salary under the agreement is $200,000, which may be increased. In addition, the agreement provides Mr. Renfroe the opportunity to earn an annual bonus in an amount up to 75% of his annual base salary, with the amount of such bonus based upon certain specified performance criteria. Pursuant to the agreement, Mr. Renfroe was granted stock options to purchase 30,000 shares of Common Stock at $3.875, which was the market price at the time of grant. In addition, Mr. Renfroe was granted the right to subscribe for the purchase of shares of Common Stock having an aggregate market value of $400,000. The agreement also provides that Fabrica will provide Mr. Renfroe with employee health, hospitalization, retirement, disability, life and other benefits as may be generally available from time to time to key employees of the Company. Mr. Renfroe became eligible to participate in the Company’s 401(k) plan on December 31, 2000. In addition, until June 30, 2003 (extended by the Company through December, 2003), Fabrica provided Mr. Renfroe with a car allowance in the amount of $2,000 per month and with supplementary healthcare benefits that were the same as or comparable to those that were available to him under Fabrica’s “Execu-Care Plan” on the date of the agreement.

The agreement automatically terminates upon Mr. Renfroe’s death. In addition, Fabrica may terminate the agreement for cause or if Mr. Renfroe should suffer from a disability which prevents Mr. Renfroe from performing his duties with Fabrica on a full-time basis due to ill health for a period of 120 consecutive days or for a total of 150 days during any 12-month period. Mr. Renfroe may terminate the agreement for good reason. In the event of a change in control in Fabrica or the Company, Mr. Renfroe has the option, which is exercisable for 90 days, to terminate the agreement. In the event that Mr. Renfroe’s employment is terminated under the agreement, Mr. Renfroe or his estate shall be entitled to receive (i) the portion of his annual base salary accrued through the date of termination, (ii) accrued and unpaid vacation pay through and including the date of termination, (iii) unreimbursed business expenses through and including the date of termination, and (iv) any compensation previously deferred by Mr. Renfroe (together with any accrued interest thereon) and not yet paid by Fabrica. In addition, in the event that this agreement is terminated as a result of the death or disability of Mr. Renfroe or by Mr. Renfroe for good reason, Fabrica will continue all benefits to Mr. Renfroe’s family provided on the date of termination for one year, provided that Mr. Renfroe’s family will be responsible for any additional expense incurred by Fabrica in providing such benefits. If Mr. Renfroe terminates the agreement for good cause, Fabrica must pay to Mr. Renfroe, in addition to the accrued obligations of Fabrica, an amount equal to the annual base salary in effect on the date of termination times the number of years remaining under the agreement, provided, that Mr. Renfroe executes a release in favor of Fabrica. Mr. Renfroe has agreed not to compete with, or solicit the employees of, Fabrica or the Company for a period of two years following termination of his employment under the agreement or for three years in the event that he terminates his employment as a result of a change in control. For 2004, Mr. Renfroe participated in the Company’s annual incentive award plan and received a cash bonus and long term incentive award in accordance with the terms of the Plan.

RETIREMENT AGREEMENT

Paul K. Frierson retired as Vice President of the Company and President of the Company’s Candlewick Yarns subsidiary pursuant to the terms of a retirement agreement and release effective as of July 31, 2003. The Company will pay Mr. Frierson $400,000 by continuing his salary through July 31, 2005 in return for his agreeing to provide certain consulting services as directed by the Chairman and Chief Executive Officer of the Company and signing a release of all claims in favor of the Company and others. In the event of the death of Mr. Frierson prior to the full payment of such amount, the remainder will be paid to his estate. Pursuant to the agreement, Mr. Frierson’s subscription agreement dated August 23, 1999, covering 43,357 shares of Common Stock, was cancelled. The agreement also provides that Mr. Frierson and his wife are eligible to continue medical and/or dental insurance under the Consolidated Omnibus Budget Reconciliation Act (COBRA). In connection with Mr. Frierson’s retirement agreement, the Compensation Committee of the Board of Directors voted to extend the expiration of stock options which Mr. Frierson held on the date of his resignation covering a total of 47,766 shares, which otherwise would have expired one year thereafter, through the original expiration date of the option grants provided that Mr. Frierson continues to serve as a director of the Company during such time.

SHAREHOLDER PROPOSALS

In the event any shareholder wishes to present a proposal at the 2006 Annual Meeting of Shareholders, such proposal must be received by the Company on or before November 23, 2005, to be considered for inclusion in the Company’s proxy materials. A shareholder who intends to present a proposal at the 2005 Annual Meeting of Shareholders, other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must have provided the Company with notice of such intention by at least February 16, 2005, or management of the Company will have discretionary voting authority at the 2005 Annual Meeting of Shareholders with respect to any such proposal without discussion of the matter in the Company’s proxy materials. Proposals of shareholders must comply with the rules and regulations of the Securities and Exchange Commission.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of the Secretary at the Company’s corporate headquarters, 345-B Nowlin Lane, Chattanooga, TN 37421.

INDEPENDENT AUDITORS

The firm of Ernst & Young LLP served as independent auditors for the Company for fiscal 2004. The Company intends to select independent auditors for its current fiscal year following the receipt of the recommendation of the Audit Committee. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he so desires and to respond to appropriate questions from shareholders.

AUDIT FEES DISCUSSION

The following table sets forth the fees paid to Ernst & Young LLP for services provided during fiscal years 2004 and 2003:

	2004	2003
Audit Fees (1)	$882,124	$525,986
Audit-Related Fees(2)	0	29,100
Tax Fees (3)	27,424	42,000
All Other Fees	0	0

Total	$909,548	$597,086

(1)	Represents fees and expenses for professional services provided in connection with the audit of the Company’s annual financial statements, audit of management’s assessment of internal controls over financial reporting, audit of the effectiveness of internal controls over financial reporting, review of the Company’s quarterly financial statements, review of other SEC filings, proposed debt offerings and technical accounting issues.
(2)	Represents fees for professional services provided in connection with the audit of the Company’s retirement benefit plans.
(3)	Represents fees for professional services provided in connection with the review of federal and state tax returns, tax consulting and other related services.

The Audit Committee approved the engagement of Ernst & Young LLP to serve as the Company’s independent auditors for the year ending December 25, 2004. It is the policy of the Audit Committee to pre-approve all services provided by its independent auditors. In addition, the Audit Committee has granted the Chairman of the Audit Committee the power to pre-approve any services that the Committee, as a whole, could approve. None of the of the fiscal 2004 or fiscal 2003 fees were approved by the Audit Committee pursuant to the de minimis exception of Rule 2-01(c)(7)(i)(C).

ADDITIONAL INFORMATION

The entire cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, proxies may be solicited by the Company’s directors, officers, and other employees by personal interview, telephone, and telegram. The persons making such solicitations will receive no additional compensation for such services. The Company also requests that brokerage houses and other custodians, nominees, and fiduciaries forward solicitation materials to the beneficial owners of the shares of Common Stock held of record by such persons and will pay such brokers and other fiduciaries all of their reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS

As of the date of this Proxy Material, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those specifically referred to herein. If other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will vote in accordance with their best judgment.

The Dixie Group, Inc.

Daniel K. Frierson
Chairman of the Board

Dated: March 24, 2005

ANNEX A

AUDIT COMMITTEE CHARTER

Statement of Policy

The audit committee shall provide assistance to the Board of Directors in fulfilling its responsibility with respect to the Company’s financial statements and the financial reporting process, the system of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and compliance with legal and regulatory requirements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, the independent auditors, and management of the Company. The committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Committee Membership

The audit committee shall consist of at least three independent members of the Board of Directors. Independent members of the board are non-officer or associate members who meet all of the requirements for “independence” set forth in Section 10A(m) of the Securities Exchange Act of 1934 (as added by the Sarbanes-Oxley Act of 2002 (the “Act”) or as thereafter amended) and in any rules of the Securities and Exchange Commission (“SEC”) promulgated thereunder. Additionally, such members must be free of any relationship with the Company that the Board believes may interfere with the exercise of independent judgment. In addition to and not in limitation of the foregoing, the following persons shall not be considered independent:

(a) A director who is employed by the Company or any of its affiliates for the current year or in any of the past three years;

(b) A director who accepts any consulting, advisory, or other compensatory fee, or any other fee whatsoever, from the Company or any of its affiliates during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan or non-discriminatory compensation plan;

(c) A director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in such person’s home;

(d) A director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) that exceed 5% of the Company’s or business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

(e) A director who is employed as an executive of another entity where any of the Company’s executives serve on that entity’s compensation committee.

Committee members should have:

(1) Knowledge of the primary industries in which the Company operates;

(2) The ability to read and understand fundamental financial statements, including the balance sheet, income statement, statements of cash flow and key performance indicators; and

(3) The ability to understand key business and financial risks and related controls and control processes.

Committee appointments, including that of the chairman shall be approved by the full Board. At least one member of the committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. To the extent required by Section 407 of the Act and subject to the ability of the Company to obtain a qualified Board member, at least one committee member shall be a “financial expert” within the definition of Section 407 of the Act and the rules and regulations of the SEC promulgated thereunder.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The committee should strive to foster an overall corporate tone that facilitates quality financial reporting, sound business risk practices and ethical behavior.

Specific Responsibilities

The audit committee shall carry out the following responsibilities.

(1) It shall have the ultimate authority and responsibility to review and select, evaluate and replace the independent auditors to be employed by the Company and its subsidiaries. It shall be responsible for ensuring the independence of the independent auditors. It shall be responsible for negotiating and establishing the compensation to be paid to the independent auditors and for resolving any disagreements between the Company’s management and the auditors regarding the Company’s financial reporting.

(2) It shall meet with and review with the independent auditors, internal auditors and management, as appropriate, all of the following matters:

(a) The overall scope and plans for the audit including the staffing and cost thereof. The committee shall obtain a written statement describing all relationships between the independent auditors and the Company as required by generally accepted auditing standards, which statement shall disclose any relationships or services performed that may impact the objectivity and independence of the auditor.

(b) The adequacy and effectiveness of the accounting and financial controls of the Company, including the Company’s critical accounting policies and any related material estimates used in the preparation of the financial statements, as well as its systems for financial reporting and for monitoring and managing business risks, and legal and ethical compliance programs.

(c) Any recommendations for improvement of such policies, controls or procedures, or other areas where new or more detailed policies, controls or procedures are desirable.

(d) A report on adherence to the Company’s Code of Business Conduct, and any recommendations for amendments to the Code of Business Conduct.

(e) The annual financial statements included in the Company’s Annual Report on Form 10-K and report of the independent auditors thereon, any significant changes or audit adjustments required by the independent auditors, any disputes or disagreements with management that occurred during the course of the audit, any restrictions on or changes in the scope of the audit or access to information requested in connection therewith, any difficulties encountered in performing the audit, and any other matters related to the audit brought to the attention of the Committee.

(f) The quarterly financial statements included in the Company’s Quarterly Report on Form 10-Q and review thereof by the independent auditors.

(g) The consistency of the Company’s accounting policies and their application, the reasonableness of significant estimates, judgments and uncertainties reflected in the financial statements, the overall clarity, completeness and quality thereof, changes to significant accounting policies and methods, the selection of new accounting policies and any unusual items in the financial statements.

(h) Any evaluations or comments with respect to the Company’s financial, accounting, and auditing personnel, and the degree of cooperation that the independent auditors received during the course of the audit.

(3) It shall review and reassess the adequacy of this Charter annually.

(4) It shall provide a report in the Company’s annual proxy statement stating that it has reviewed and discussed the audited financial statements with management, discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, received from and discussed with the independent auditors disclosures regarding the independence of the auditors required by Independent Standards Board Standard No. 1, and whether it recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

(5) It shall review and approve all non-audit services permitted to be performed by the independent auditors, and, if approved, provide appropriate disclosures of such non-audit services.

(6) It shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding any public disclosure, accounting, internal controls or auditing matters and (b) the confidential, anonymous submission by Company employees of concerns regarding any of such matters.

(7) If necessary it shall retain independent professional advice or independent counsel on any matter within the scope of its duties, with the fees and expenses of any such independent counsel or advisors to be paid by the Company.

PROXY

THE DIXIE GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

May 3, 2005

The undersigned hereby appoints Daniel K. Frierson, J. Don Brock, and John W. Murrey, III, and each of them, proxies, with full power of substitution, to act and to vote the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at The Marriott Grand Hotel, Point Clear, Alabama, at 8:00 A.M., Central Daylight Time, on May 3, 2005, and any adjournment or adjournments thereof, as follows:

(See reverse side)

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID SELF-ADDRESSED ENVELOPE. THANK YOU.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 FOR THE ELECTION OF ALL OF THE BOARD OF DIRECTORS’ NOMINEES. THE BOARD IS NOT AWARE OF ANY OTHER MATTER TO BE BROUGHT BEFORE THE ANNUAL MEETING FOR A VOTE OF SHAREHOLDERS. IF, HOWEVER, OTHER MATTERS ARE PROPERLY PRESENTED, THE PROXIES WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS.

1.	Election of Directors:	☐	FOR all nominees	☐	WITHHOLD AUTHORITY
			(Except as indicated in the space provided below)		to vote for all nominees listed below

J. Don Brock; Daniel K. Frierson; Paul K. Frierson; Joseph L. Jennings, Jr.;

Lowry F. Kline; John W. Murrey, III.

(Instruction: To withhold authority to vote for any individual,

write that nominee’s name in the space provided below.)

2.	Acting upon any other business which may be properly brought before said meeting or any adjournment or adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Materials and Annual Report to Shareholders furnished therewith.

SIGNATURE(S): DATE:

NOTE: Signature should agree with name on stock certificate as printed thereon. When signing in a representative capacity, please give your full title.